UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2020

Infinity Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Massachusetts Avenue, Floor 4, Cambridge, MA		02138
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 453-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.001 par value	INFI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Transaction with BVF Partners L.P. and Royalty Security, LLC

Funding Agreement

On January 8, 2020 (the “Closing Date”) Infinity Pharmaceuticals, Inc. (the “Company”) entered into a funding agreement (the “Funding Agreement”) with BVF Partners, L.P., (“BVF”) and Royalty Security, LLC, a wholly owned subsidiary of BVF, (the “Buyer”) providing for the acquisition by the Buyer of the Company’s interest in all royalty payments based on worldwide annual net sales of the compound known as IPI-926, or patidegib (such compound known as the “Licensed Product”) less those royalty payments owed by Company to third parties including Purdue Pharmaceutical Products L.P. (“Purdue”) and Mundipharma International Corporation Limited (“MICL”) (“Third Party Royalty Obligations”) (all royalty payments less Third Party Royalty Obligations, “Royalty”). Such royalties are owed to Company pursuant to that certain License Agreement dated as of June 28, 2013 (as modified, amended, replaced or restated from time to time, the “License Agreement”) by and between the Company and PellePharm, Inc. (“PellePharm”). The Buyer and BVF are affiliates of Biotechnology Value Fund, L.P., which beneficially owns approximately 30% of the Company’s common stock (the “Common Stock”).

Pursuant to the Funding Agreement, the Company received $20.0 million (the “Upfront Purchase Price”) less certain transaction expenses. The Company transferred to the Buyer (i) the Royalty, (ii) the License Agreement (subject to the Company’s rights to milestone payments and rights to equity in PellePharm under the License Agreement), and (iii) certain patent rights established in the Funding Agreement, with (i), (ii), and (iii) together referred to as “Transferred Assets.” The Company preserved its rights under the License Agreement to receive shares of common stock issued by PellePharm, subject to the terms and conditions set forth in the License Agreement.

In addition to the Upfront Purchase Price, the Company will also be entitled to receive a $5.0 million milestone payment from the Buyer if PellePharm’s ongoing Phase 3 clinical trial of patidegib topical gel (i) has met its primary endpoint, or (ii) is positively concluded (on the basis of efficacy) at the interim analysis as determined by an independent monitoring committee (the “Milestone Payment”).

Pursuant to the Funding Agreement, within 30 days of the Closing Date, Company and Buyer are required to execute and deliver an escrow agreement under which the parties will establish an escrow account (the “Escrow Account”) to be managed by an escrow agent chosen by mutual agreement of the parties (the “Escrow Agent”). All amounts owed by PellePharm to the Company under the License Agreement are required to be deposited into the Escrow Account. Amounts paid into the Escrow Account by PellePharm that correspond to Royalties will be paid by the Escrow Agent to the Buyer. Amounts paid into the Escrow Account by PellePharm that do not correspond to Royalties, including Third Party Royalty Obligations and milestone amounts payable by PellePharm under the License Agreement, will be paid by the Escrow Agent to the Company. The Company will not be independently obligated for the Royalties owed to Buyer under the License Agreement and has no liability for non-payment of the Royalties under the License Agreement as a result of the insolvency, bankruptcy, inability to pay, or other credit event of PellePharm.

Company’s Option to Repurchase

If the Common Stock achieves a 20-day volume-weighted average price on the Nasdaq Global Select Market equal to or greater than $5.00 per share (adjusted for any stock splits, reverse splits, or similar arrangements) (the “Purchase Threshold”), the Company has an option to purchase from BVF 100% of the outstanding equity interests of the Buyer, whose sole assets are expected to be Transferred Assets (the “Option”) upon or after any time at which the Purchase Threshold has been achieved. To exercise the Option, the Company must deliver to BVF (a) notice (the “Option Notice,” with the date on which delivery of the Option Notice is given, the “Option Notice Date”) of its election to do so prior to the earliest to occur of: (i) the occurrence of certain trigger events identified in the Funding Agreement, including a material failure of the Company to perform certain covenants, a failure by the Company to cause the Funding Agreement and related agreements to remain in full force and effect, a deficiency in any security interest purported to be created by the Funding Agreement resulting from an act or omission of the Company, or another insolvency event of the Company (upon the expiration of any applicable cure period) (each, a “Company Trigger Event”), (ii) the third anniversary of the Closing Date, or (iii) the date immediately prior to a change of control of the Company (together, the “Option Expiration Date”), and (b) within ten (10) business days after the Option Notice is deemed delivered to BVF (the “Repurchase Date”), an amount equal to the Upfront Purchase Price plus the Milestone

Payment, if and when paid to the Company, plus the Option Premium, defined below, less the aggregate amount of all Royalty payments received by Buyer as of the Option Exercise Date. The exercise of the Option may only occur if the Common Stock maintains a 20-day volume-weighted average price on Nasdaq of $5.00 per share (adjusted for any stock splits, reverse splits, or similar arrangements) on each trading day between the Option Notice Date and the Repurchase Date “Option Premium” means an amount accruing daily on (x) the Upfront Purchase Price plus the Milestone Payment, if and when paid to Company as of such day, less (y) the aggregate amount of all Royalty payments received by Buyer as of such day, at a rate of 10% per annum, compounded quarterly. For purposes of calculating the Option Premium, in the event of a Company Trigger Event, the rate of accrual following the occurrence of such Company Trigger Event shall be increased to 20% per annum.

Potential Future Warrants

As part of the consideration to BVF for providing the funding under the Funding Agreement, the Company agreed to issue warrants in the future to BVF if the Company issued and sold shares of Common Stock to third parties above a specified threshold and below a specified price.

The Funding Agreement provides that, for so long as the Company has not exercised its Option, (a) if, during the 36-month period following the Closing Date, the Company issues and sells in the aggregate more than 8,554,345 shares of Common Stock (including options, warrants, convertible stock, convertible debt and other common-stock equivalents) (the “Warrant Threshold”), and (b) any shares are issued in excess of the Warrant Threshold with consideration to Company of less than $3.75 per share (as adjusted for any stock splits, reverse stock splits or other similar recapitalization events) (the “Threshold Price”), then the Company shall be obligated to issue to BVF warrants to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock issued and sold by Company in excess of the Warrant Threshold, with any such Warrants having an exercise price equal to 1.5 times the price per share of such shares issued in excess of the Warrant Threshold.

Certain issuances of Common Stock are excluded from the calculation of the Warrant Threshold, including the grant, exercise, or vesting of options or awards granted pursuant to Company’s stock incentive plans or stock purchase plans. Once the Warrant Threshold has been met, the requirement to issue warrants does not apply to certain issuances of Common Stock, including the grant, exercise, or vesting of options or awards granted pursuant to Company’s stock incentive plans or stock purchase plans and, subject to certain limitations, the issuance of shares of common stock in connection with a transaction with an unaffiliated third party that includes a debt financing or a bona fide commercial relationship or any acquisition of assets, merger with, or acquisition of another entity.

Servicing Requirements

The Company, on behalf of the Buyer, will perform certain servicing, management and administrative functions on behalf of Buyer with respect to the Transferred Assets, subject to standards set forth in the Funding Agreement. The Company may resign as Servicer, and the Buyer may, under certain conditions, remove the Company as servicer and retain a replacement third-party servicer. The Company will be paid by the Buyer a servicing fee equal to $1,000 per year in arrears.

Additional Customary Terms

The Funding Agreement contains other customary terms and conditions, including representations and warranties, conditions precedent, indemnities and covenants, including covenants that, among other things, require the Company to provide certain information to the Buyer with respect to the License Agreement and the Licensed Product and to cooperate with the Buyer, at the Buyer’s expense, to take certain actions under the License Agreement and otherwise with respect to the Licensed Product to protect the Buyer’s rights to receive the Royalty payments. These covenants are subject to a number of important exceptions and qualifications.

In addition to exercise of the Option, the Funding Agreement may be terminated by mutual written agreement of the Company and the Buyer.

The above description of the Funding Agreement is qualified in its entirety by reference to the Funding Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Item 2.02 Results of Operations and Financial Condition.

Although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2019, the Company announced on January 9, 2020 that, following the receipt of the Upfront Purchase Price in the amount of $20.0 million (less certain transaction expenses) on the Closing Date, it had approximately $60.0 million in cash on hand.

The information contained in Item 2.02 of this Current Report on Form 8-K is unaudited and preliminary and does not present all information necessary for an understanding of the Company’s financial condition as of December 31, 2019. The audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2019 is ongoing and could result in changes to the information set forth above.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 under the heading “Funding Agreement” is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 under the heading “Potential Future Warrants” is hereby incorporated by reference into this Item 3.02. The sale of any warrants that may be issued pursuant to the Funding Agreement will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and will not be registered under the Securities Act or any state securities laws. The warrants and any shares issued upon exercise of the warrant, if any are issued, may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. Any sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. BVF will represent that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they will acquire the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the United States federal securities laws.

Item 7.01 Regulation FD Disclosure

On January 9, 2020, the Company issued a press release announcing the execution of the Funding Agreement and the transactions contemplated thereby. The full text of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information contained on the websites referenced in the press release is not incorporated herein.

The information in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Such statements are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the company’s current expectations. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise

Item 9.01 Exhibits and Financial Statements

Exhibit No.	Description

99.1	Press Release dated January 9, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PHARMACEUTICALS, INC.

Date: January 9, 2020	By:	/s/ Seth A. Tasker
Seth A. Tasker
Vice President and General Counsel